As filed with the Securities and Exchange Commission on September 24, 2007
Registration No. 333-123818

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

COMSYS IT PARTNERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7363 (Primary Standard Industrial Classification Code Number)	56-1930691 (I.R.S. Employer Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Ken R. Bramlett, Jr.
Senior Vice President, General Counsel and Secretary
COMSYS IT Partners, Inc.
4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Seth R. Molay, P.C.
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
(214) 969-2800
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On April 4, 2005, COMSYS IT Partners, Inc. (the “Company”) filed a registration statement on Form S-1, Registration No. 333-123818, as amended on May 11, 2005, and December 6, 2005, and as further amended on Form S-3/A on December 15, 2005 (the “Registration Statement”), with respect to an offer and sale by the Company from time to time in one or more offerings of up to an aggregate of $40,000,000 of the Company’s common stock. The Registration Statement was declared effective by the Securities and Exchange Commission on December 21, 2005.
     Pursuant to the Registration Statement, the Company sold a total of 3,000,000 shares of its common stock at an aggregate offering price to the public of $33,000,000 on December 28, 2005.
     Because the Company no longer intends to issue securities under the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the undertaking in Item 512(a)(3) of Regulation S-K to remove from registration, as of the effective date of this Post-Effective Amendment, the $7,000,000 of securities registered, but unissued, pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 2007.

COMSYS IT PARTNERS, INC.
By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 24, 2007.

/s/ Larry L. Enterline Larry L. Enterline	Chief Executive Officer and Director (principal executive officer)
/s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ Frederick W. Eubank II Frederick W. Eubank II	Director
/s/ Courtney R. McCarthy Courtney R. McCarthy	Director
/s/ Victor E. Mandel Victor E. Mandel	Director
/s/ Robert Z. Hensley Robert Z. Hensley	Director
/s/ Robert Fotsch Robert Fotsch	Director
/s/ Elias J. Sabo Elias J. Sabo	Director